Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-1 of SP Bancorp, Inc. of our report dated April 8, 2010 relating to our audit of the financial statements of SharePlus Federal Bank, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ McGladrey & Pullen, LLP

Dallas, Texas

July 2, 2010

McGladrey & Pullen, LLP is a member firm of RSM International,

an affiliation of separate and independent legal entities.